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                                                                      Exhibit 12

                            COLGATE-PALMOLIVE COMPANY

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                         Dollars in Millions (Unaudited)

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
                                                                                      Six Months Ended
                                                                                        June 30, 2002
                                                                                        -------------

                Income before income taxes                                                    $906.5

                Add:
                Interest on indebtedness and amortization of debt expense and
                   discount or premium                                                          76.0

                Portion of rents representative of interest factor                              16.2

                Loss of less than fifty-percent-owned subsidiaries                               0.2
                                                                                             -------

                Income as adjusted                                                           $ 998.9
                                                                                             =======

                Fixed Charges:

                Interest on indebtedness and amortization of debt expense and
                   discount or premium                                                       $  76.0

                Portion of rents representative of interest factor                              16.2

                Capitalized interest                                                             2.1
                                                                                             -------

                Total fixed charges                                                          $  94.3
                                                                                             =======

                Ratio of earnings to fixed charges                                              10.6
                                                                                             =======
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